Exhibit 10.3
LEASE
TMT 290 INDUSTRIAL PARK, INC.,
Landlord,
and
ASPEN AEROGELS, INC.,
Tenant

TABLE OF CONTENTS

1.	USE AND RESTRICTIONS ON USE	1

2.	TERM	4

3.	RENT	4

4.	RENT ADJUSTMENTS	5

5.	SECURITY DEPOSIT	7

6.	ALTERATIONS	9

7.	REPAIR	10

8.	LIENS	11

9.	ASSIGNMENT AND SUBLETTING	11

10.	INDEMNIFICATION	13

11.	INSURANCE	14

12.	WAIVER OF SUBROGATION	14

13.	SERVICES AND UTILITIES	14

14.	HOLDING OVER	14

15.	SUBORDINATION	15

16.	RULES AND REGULATIONS	15

17.	REENTRY BY LANDLORD	15

18.	DEFAULT	16

19.	REMEDIES	16

20.	TENANT’S BANKRUPTCY OR INSOLVENCY	19

21.	QUIET ENJOYMENT	19

22.	DAMAGE BY FIRE, ETC.	19

23.	EMINENT DOMAIN	21

24.	SALE BY LANDLORD	21

25.	ESTOPPEL CERTIFICATES	21

26.	SURRENDER OF PREMISES	21

27.	NOTICES	22

28.	TAXES PAYABLE BY TENANT	22

29.	RELOCATION OF TENANT	22

30.	DEFINED TERMS AND HEADINGS	22

31.	TENANT’S AUTHORITY	23

i

32.	COMMISSIONS	23

33.	TIME AND APPLICABLE LAW	23

34.	SUCCESSORS AND ASSIGNS	23

35.	ENTIRE AGREEMENT	23

36.	EXAMINATION NOT OPTION	23

37.	RECORDATION	23

38.	RENT SCHEDULE	23

39.	RENEWAL OPTION	24

40.	PARKING AND LOADING	24

41.	LIMITATION OF LANDLORD’S LIABILITY	25

EXHIBIT A — PREMISES

EXHIBIT B — INITIAL ALTERATIONS

EXHIBIT C — RULES AND REGULATIONS

EXHIBIT D — HAZARDOUS MATERIALS EXHIBIT

EXHIBIT E — FORM OF LETTER OF CREDIT

EXHIBIT F — ROOFTOP LICENSE AGREEMENT

MULTI-TENANT INDUSTRIAL NET LEASE
REFERENCE PAGE

BUILDING:	30 Forbes Road
I-290 Industrial Park, Northborough, MA

LANDLORD:	TMT 290 INDUSTRIAL PARK, INC., a Delaware nonprofit corporation

LANDLORD’S ADDRESS:	c/o RREEF Management Company
600 Unicorn Park Drive, Woburn, MA 01801

LEASE REFERENCE DATE:	August 20, 2001

TENANT:	ASPEN AEROGELS, INC., a Delaware corporation

TENANT’S ADDRESS:
(a) As of beginning of Term:	184 Cedar Hill Street, Marlborough, MA 10752
(b) Prior to beginning of Term
(if different):

PREMISES IDENTIFICATION:	Suite Number _______ (for outline of Premises see Exhibit A)

PREMISES RENTABLE AREA:	Approximately 31,119 sq. ft.

USE:	Manufacture of aerogel related products, and related storage and office. Tenant is responsible to obtain any necessary business licenses or permits.

SCHEDULED COMMENCEMENT DATE:	October 1, 2001

RENT COMMENCEMENT DATE:	October 15, 2001

TERMINATION DATE:	October 31, 2006

TERM OF LEASE:	Five (5) years and one (1) month beginning on the Commencement Date and ending on the Termination Date (unless sooner terminated pursuant to the Lease)

INITIAL ANNUAL RENT (Article 3):	See Rent Schedule, Article 38

INITIAL MONTHLY INSTALLMENT OF ANNUAL RENT (Article 3):	See Rent Schedule, Article 38

INITIAL ESTIMATED RENT ADJUSTMENTS (Article 4)	$1.70 psf/yr

TENANT’S PROPORTIONATE SHARE:	27.74%

SECURITY DEPOSIT:	Letter of Credit in initial amount of $171,154.50; see Article 5

ASSIGNMENT/SUBLETTING FEE	$750.00

REAL ESTATE BROKER DUE COMMISSION:	Spaulding & Slye Colliers and CB Richard Ellis/Whittier
The Reference Page information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Page information and the Lease, the Lease shall control. This Lease includes Exhibits A through F, all of which are made a part of this Lease.

LANDLORD:		TENANT:

TMT 290 INDUSTRIAL PARK, INC., a Delaware nonprofit corporation		ASPEN AEROGELS, INC., a Delaware corporation

By:	RREEF Management Company, a Delaware corporation

By:	/s/ Eric Berke Eric Berke, District Manager	By:	/s/ Patrick J. Piper
		Title:	CFO

Dated:	10/11, 2001	Date:	10/9, 2001

LEASE
     By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Page. The Reference Page, including all terms defined thereon, is incorporated as part of this Lease.
1. USE AND RESTRICTIONS ON USE.
     1.1 The Premises are to be used solely for the purposes stated on the Reference Page. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained, or the commission of any waste. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in or upon, or in connection with, the Premises, all at Tenant’s sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.
     1.2 Hazardous Materials.
          1.2.1 Tenant agrees that Tenant, its agents and contractors, licensees, or invitees shall not handle, use, manufacture, store or dispose of any flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives (collectively “Hazardous Materials”) on, under, or about the Premises, without Landlord’s prior written consent (which consent shall not be unreasonably withheld as long as Tenant demonstrates and documents to Landlord’s reasonable satisfaction (i) that such Hazardous Materials (A) are necessary or useful to Tenant’s business; and (B) will be used, kept, and stored in compliance with all laws relating to any Hazardous Materials so brought or used or kept in or about the Premises; and (ii) that Tenant will give all required notices concerning the presence in or on the Premises or the release of such Hazardous Materials from the Premises). In addition, without limiting Paragraph 1.2.3.1 below, and without the necessity of Landlord’s consent, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover, and the like), provided that Tenant shall handle, store, use and dispose of any such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises or the environment.
          1.2.2 Tenant further agrees that Tenant will not permit any substance to come into contact with groundwater under the Premises. Any such substance coming into contact with groundwater shall, regardless of its inherent hazardous characteristics, be considered a Hazardous Material for purposes of this Paragraph 1.2.
          1.2.3
               1.2.3.1 Notwithstanding the provisions of Paragraph 1.2.1, Tenant may at any time handle, store, and use Hazardous Materials, limited to the types, amounts, and use identified in the Hazardous Materials Exhibit D attached hereto. If no Hazardous Materials Exhibit is attached to this Lease, then this Paragraph 1.2.3.1 shall be of no force and effect. Tenant hereby certifies to Landlord that the information provided by Tenant pursuant to this Paragraph is true, correct, and complete. Tenant covenants to comply with the use restrictions shown on the attached Hazardous Materials Exhibit. Tenant’s business and operations, and more especially its handling, storage, use and disposal of Hazardous Materials shall at all times comply with all applicable laws pertaining to Hazardous Materials. Tenant shall secure and abide by all permits necessary for Tenant’s operations on the Premises. Tenant shall give or post all notices required by all applicable laws pertaining to Hazardous Materials. If Tenant shall at any time knowingly fail to comply with this Paragraph, Tenant shall immediately notify Landlord in writing of such noncompliance.
               1.2.3.2 Tenant shall provide Landlord with copies of any Material Safety Data Sheets (as required by the Occupational Safety and Health Act) relating to any Hazardous Materials to be used, kept, or stored at or on the Premises, at least 30 days prior to the first use, placement, or storage of such Hazardous Material on the Premises. Landlord shall have 10 days following delivery of such Material Safety Data Sheets to approve or forbid, in its sole discretion subject to the limitation contained in Paragraph 1.2 above, such use, placement, or storage of a Hazardous Material on the Premises. Landlord warrants that it has received Material Data Sheets for the Materials listed on the Hazardous Materials Exhibit and has approved such materials.
               1.2.3.3 Tenant shall not store hazardous wastes on the Premises for more than 90 days; “hazardous waste” has the meaning given it by the Resource Conservation and Recovery Act of 1976, as amended. The forgoing restriction shall in no way impair or limit the Tenant’s ability to store the Hazardous Materials listed on Exhibit D on the Premises for any length of time during the Term, in compliance with all laws and regulations. Tenant shall not install any underground storage tanks on the Premises. Tenant shall not dispose of any Hazardous Material or solid waste on the Premises. It is agreed by Landlord that the Tenant will install storage containers or “storage tanks” for those Hazardous Materials listed on Exhibit D [Alterations], in compliance with all applicable statutes, codes and ordinances. In performing any alterations of the Premises permitted by the Lease, Tenant shall not install any Hazardous Material in the Premises without the specific consent of Landlord attached as an exhibit to this Lease.
               1.2.3.4 Any increase in the premiums for necessary insurance on the Property which directly arises from Tenant’s use and/or storage of Hazardous Materials shall be solely at Tenant’s expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any Federal, State or local governmental agency with jurisdiction.
          1.2.4 If Landlord, in its reasonable discretion, believes that the Premises or the environment have become contaminated with Hazardous Materials or similar materials that must be removed under the laws of the state where the Premises are located, in breach of the provisions of this Lease, Landlord, in addition to its other rights under this Lease, may enter upon the Premises and obtain samples from the Premises, including without limitation the soil and groundwater under the Premises, for the purposes of analyzing the same to determine whether and to what extent the Premises or the environment have become so contaminated. Tenant shall reimburse Landlord for the costs of any inspection, sampling and analysis that discloses contamination for which Tenant is liable under the terms of this Paragraph 1.2. Tenant may not perform any sampling, testing, or drilling to locate any Hazardous Materials on the Premises without Landlord’s prior written consent, not to be unreasonably withheld or delayed.
          1.2.5 Without limiting the above, Tenant shall reimburse, defend, indemnify and hold Landlord harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation, loss of rental income, loss due to business interruption, and attorneys fees and costs, arising out of or in any way connected with the use, manufacture, storage, or disposal of Hazardous Materials by Tenant, its agents or contractors on, under or about the Premises including, without limitation, the costs of any required or necessary investigation, repair, cleanup or detoxification and the preparation of any closure or other required plans in connection herewith, whether voluntary or compelled by governmental authority. The indemnity obligations of Tenant under this clause shall survive any termination of the Lease. At Landlord’s option, Tenant shall perform any required or necessary investigation, repair, cleanup, or detoxification of the Premises. In such case, Landlord shall have the right, in its reasonable discretion, to approve all plans, consultants, and cleanup standards. Tenant shall provide Landlord on a timely basis with (i) copies of all documents, reports, and communications with governmental authorities; and (ii) notice and an opportunity to attend all meetings with regulatory authorities. Tenant shall comply with all notice requirements and Landlord and Tenant agree to cooperate with governmental authorities seeking access to the Premises for purposes of sampling or inspection. Absent Landlord’s gross negligence or willful misconduct, no disturbance of Tenant’s use of the Premises resulting from activities conducted pursuant to this Paragraph shall constitute an actual or constructive eviction of Tenant from the Premises. In the event that such cleanup extends beyond the termination of the Lease, Tenant’s obligation to pay rent (including additional rent and percentage rent, if any) shall continue until (x) such cleanup is completed and any certificate of clearance or similar document has been delivered to Landlord, or (y) the Premises is re-leased and the replacement tenant has taken occupancy and has commenced the payment of rent, whichever is earlier. Rent during such holdover period shall be at market rent; if the parties are unable to agree upon the amount of such market rent, then Landlord shall have the option of (a) increasing the rent for the period of such holdover based upon the increase in the cost-of-living from the third month preceding the commencement date to the third month preceding the start of the holdover period, using such indices and assumptions and calculations as Landlord in its sole reasonable judgment shall determine are necessary; or (b) having Landlord and Tenant each appoint a qualified MAI appraiser doing business in the area; in turn, these two independent MAI appraisers shall appoint a third MAI appraiser and the majority shall decide upon the fair market rental for Premises as of the expiration of the then current term. Landlord and Tenant shall equally share in the expense of this appraisal except that in the event the rent is found to be within fifteen percent of the original rate quoted by Landlord, then Tenant shall bear the full cost of all the appraisal process. In no event shall the rent be subject to determination or modification by any person, entity, court, or authority other than as set forth expressly herein, and in no event shall the rent for any holdover period be less that the rent due in the preceding period.
          1.2.6 Notwithstanding anything set forth in this Lease, Tenant shall only be responsible for contamination of Hazardous Materials or any cleanup resulting directly therefrom, resulting directly from matters occurring or Hazardous Materials deposited (other than by contractors, agents or representatives controlled by Landlord) during the Lease term as a result of the act of omission of Tenant, its agents, employees, representatives or contractors, and any other period of time during which Tenant is in actual or constructive occupancy of the Premises. Tenant shall take reasonable precautions to prevent the contamination of the Premise with Hazardous Materials by third parties.
          1.2.7 It shall not be unreasonable for Landlord to withhold its consent to any proposed Assignment or Sublease if (i) the proposed Assignee’s or Sublessee’s anticipated use of the Premises involves the generation, storage, use, treatment or disposal of Hazardous Materials different from Tenant’s use; (ii) the proposed Assignee or Sublessee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such Assignee’s or Sublessee’s actions or use of the property in question; or (iii) the proposed Assignee or Sublessee is subject to a violation order issued by any governmental authority in connection with the use, disposal, or storage of a hazardous material.
          1.2.8 Any of Tenant’s insurance insuring against claims of the type dealt with in this Paragraph 1.2 shall be considered primary coverage for claims against the Property arising out of or under this paragraph.
          1.2.9 In the event of (i) any transfer of Tenant’s interest under this Lease; or (ii) the termination of this Lease, by lapse of time or otherwise, Tenant shall be solely responsible for compliance with any and all then effective federal, state or local laws concerning (i) the presence of hazardous or toxic materials in or on the Premises, Building, or Property (for example, the New Jersey Environmental Cleanup Responsibility Act, the Illinois Responsible Property Transfer Act, or similar applicable state laws), including but not limited to any reporting or filing requirements imposed by such laws. Tenant’s duty to pay rent, additional rent, and percentage rent shall continue until the obligations imposed by such laws are satisfied in full and any certificate of clearance or similar document has been delivered to Landlord.
          1.2.10 All consents given by Landlord pursuant to this Paragraph 1.2 shall be in writing and shall be attached as amendments to this Lease.
          1.2.11 Landlord represents to Tenant that, to Landlord’s knowledge, the Premises and Building do not contain any Hazardous Materials. The foregoing representation is wholly subject to and qualified by (i) any matters disclosed in any materials (e.g., existing environmental reports) made available by Landlord for Tenant’s inspection, (ii) any matters disclosed in any environmental reports or studies obtained by Tenant prior to the Commencement Date, and (iii) any other matters known to Tenant. “Landlord’s knowledge” means the actual knowledge, without duty of investigation, of the employees of

Landlord’s property manager having day-to-day responsibility for the management and leasing of the Premises. The breach or inaccuracy of such representation shall in no event give rise to any right of termination.
2. TERM.
     2.1 The Term of this Lease shall begin on the date (“Commencement Date”) which shall be the later of the Scheduled Commencement Date as shown on the Reference Page or the date that Landlord shall tender possession of the Premises to Tenant. Landlord shall tender possession of the Premises free of any tenants or occupants and in broom clean condition, with all the work, if any, to be performed by Landlord pursuant to Exhibit B to this Lease substantially completed. Tenant shall deliver a punch list of items not completed within 30 days after Landlord tenders possession of the Premises and Landlord agrees to proceed with due diligence to perform its obligations regarding such items. Landlord and Tenant shall execute a memorandum setting forth the actual Commencement Date and Termination Date.
     2.2 Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Scheduled Commencement Date, Landlord shall not be liable for any damage resulting from such inability, but Tenant shall not be liable for any rent until the time when Landlord can, after notice to Tenant, deliver possession of the Premises to Tenant. No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that if Landlord is unable to deliver possession of the Premises within sixty (60) days of the Scheduled Commencement Date (other than as a result of strikes, shortages of materials or similar matters beyond the reasonable control of Landlord and Tenant is notified by Landlord in writing as to such delay), Tenant shall have the option to terminate this Lease unless said delay is as a result of: (a) Tenant’s failure to agree to plans and specifications; (b) Tenant’s request for materials, finishes or installations other than Landlord’s standard except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant’s change in any plans or specifications; or, (d) performance or completion by a party employed by Tenant. If any delay is the result of any of the foregoing, the Commencement Date and the payment of rent under this Lease shall be accelerated by the number of days of such delay.
     2.3 In the event Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease. Said early possession shall not advance the Termination Date.
3. RENT.
     3.1 Effective as of the Rent Commencement Date, Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first month’s rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon a thirty (30) day month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Landlord’s address, as set forth on the Reference Page, or to such other person or at such other place as Landlord may from time to time designate in writing.
     3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) a sum equal to five percent (5%) per month of the unpaid rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive monthly period until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 in the event said rent or other payment is unpaid after date due.

Notwithstanding the foregoing, Tenant shall be entitled, not more than once per calendar year, to a notice of non-payment and a five-day grace period thereafter before a late charge may be assessed.
4. RENT ADJUSTMENTS.
     4.1 For the purpose of this Article 4, the following terms are defined as follows:
          4.1.1 Lease Year: Each calendar year falling partly or wholly within the Term.
          4.1.2 Direct Expenses: All direct costs of operation, maintenance, repair and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas, and waste disposal; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); window cleaning costs; labor costs; costs and expenses of managing the Building including management fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment other than capital items; current rental and leasing costs of items which would be amortizable capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. Direct Expenses shall not include depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants’ premises, leasing commissions, interest expenses on long-term borrowings, advertising costs or management salaries for executive personnel other than personnel located at the Building. If, during the Term of this Lease, Landlord shall make a capital expenditure, the total cost of which is not properly includable in Direct Expenses for the Lease Year in which it was made, there shall nevertheless be included in such Direct Expenses for the Lease Year in which it was made and in Direct Expenses for each succeeding Lease Year an annual amount which would amortize such cost over the useful life of the expenditure in question. All such costs shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the prime lending rate announced from time to time as such by The Northern Trust Company of Chicago, Illinois. Without limiting the generality of the foregoing, Landlord shall be entitled to amortize and include as an additional rental adjustment: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed. The following items are not included in Direct Expenses:
               4.1.2.1 Cost of permits, licenses and inspection fees incurred by Landlord to prepare, renovate, repaint, or redecorate any space leased to any existing tenant or prospective tenant of the Building;
               4.1.2.2 Advertising and promotional expenditures incurred to lease space to new tenants or retain existing tenants;
               4.1.2.3 Legal fees and expenses incurred by Landlord to resolve disputes with tenants;
               4.1.2.4 Cost of replacement of any items covered under warranty;
               4.1.2.5 Cost to correct or any penalty or fine incurred by Landlord due to Landlord’s violation of any federal, stated or local law or regulation;
               4.1.2.6 The Landlord’s general corporate overhead and administrative expenses;

               4.1.2.7 Any cost to test, survey, cleanup, contain, abate, remove or otherwise remedy hazardous waste or asbestos containing materials unless they are in or on the Premises due to tenant’s negligence or intentional act;
               4.1.2.8 Cost of repairs caused by the Landlord’s negligence;
               4.1.2.9 Interest or penalties for any late payments by Landlord;
               4.1.2.10 Costs (including, without limitation, attorneys’ fees and disbursements) incurred in connection with any judgment, settlement or arbitration award resulting from any tort liability;
               4.1.2.11 Compensation paid to any Building employee to the extent that the same is not fairly allocable to the work or service provided by such employee to the Building;
               4.1.2.12 Costs of repairs or replacements incurred by reason of fire or other casualty or caused by the exercise of the right of eminent domain, whether or not insurance proceeds or a condemnation award are recovered or adequate for such purposes (however, deductibles are includable in Direct Expenses);
               4.1.2.13 Costs of any heating, ventilating, air conditioning, janitorial or other Building services provided to other tenants during other than Building business hours;
               4.1.2.14 Rent or other charges payable under any ground or underlying lease;
               4.1.2.15 Costs of any item which are reimbursable to Landlord by other tenants or third parties other than through operating costs pass-through provisions in the leases of other tenants in the Building (if any);
               4.1.2.16 Except for normal office equipment and short-term rentals of machines or equipment, lease payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were to have been purchased (except to the extent that amortization of any such capital expenditure would be permitted as a Direct Expense pursuant to the Lease);
               4.1.2.17 The cost of furnishing and installing replacement light bulbs and ballasts in any tenant areas of the Building, excluding the Premises;
               4.1.2.18 An amount equal to all amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which (i) previously were included in operating costs hereunder, (ii) are included in operating costs for the comparative year in which the insurance proceeds are received or (iii) will be included as operating costs in a subsequent comparative year;
               4.1.2.19 Costs and expenses of governmental licenses and permits, or renewals thereof, unless the same are for governmental licenses or permits normal to the operation or maintenance of the building project;
               4.1.2.20 Costs of any work or service performed for any facility or property other than the Building;
               4.1.2.21 Any expenses related exclusively to any retail or storage space in, on or about the Building or appurtenant or adjacent thereto; and
               4.1.2.22 Costs of electrical energy furnished directly to any Premises of other tenants, or to other rentable areas, of the Building, other than costs of electrical energy for the Building’s HVAC system.
All Direct Expenses shall be entirely net of rebates, credits and similar items of which Landlord receives the benefit.”

          4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building.
     4.2 Tenant shall pay as additional rent for each Lease Year Tenant’s Proportionate Share of Direct Expenses and Taxes incurred for such Lease Year.
     4.3 The annual determination of Direct Expenses shall be made by Landlord and, if certified by a nationally recognized firm of public accountants selected by Landlord, shall be binding upon Landlord and Tenant. Tenant may review the books and records supporting such determination in the office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one year period. In the event that during all or any portion of any Lease Year, the Building is not fully rented and occupied Landlord may make any appropriate adjustment in occupancy-related Direct Expenses for such year for the purpose of avoiding distortion of the amount of such Direct Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing sound accounting and management principles to determine Direct Expenses that would have been paid or incurred by Landlord had the Building been fully rented and occupied, and the amount so determined shall be deemed to have been Direct Expenses for such Lease Year.
     4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time reasonably estimate, using the prior year’s costs and expenses as a guide, Tenant’s liability for Direct Expenses and/or Taxes under Section 4.2, Article 6 and Article 29 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.
     4.5 When the above mentioned actual determination of Tenant’s liability for Direct Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:
          4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Direct Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Direct Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and
          4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Direct Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Direct Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4.
     4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Direct Expenses (estimated or otherwise) and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.
5. SECURITY DEPOSIT.
     5.1 Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of

Landlord’s damage in case of Tenant’s default. If an Event of Default occurs with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease unless Tenant provides a good faith basis to dispute the charge to be applied against the Security Deposit, but this right to dispute shall not apply where the Security Deposit is applied against unpaid amounts of the Monthly Installment of Rent. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time within thirty (30) days after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease have been fulfilled.
     5.2 The Security Deposit provided for above shall be in the form of a letter of credit consistent with the terms of this paragraph 5.2. Simultaneously with the execution and delivery of this Lease, Tenant shall deliver to Landlord an Irrevocable Standby Letter of Credit (the “letter of credit”) in the amount of $171,154.50 (eleven months of rent) and in favor of Landlord as beneficiary. Upon occurrence of an Event of Default under this Lease, Landlord, in addition to all other rights and remedies provided under the Lease, shall have the right draw down the full balance of the letter of credit, retain the proceeds and/or apply said proceeds as provided in said paragraph 5.1. The following terms and conditions shall govern the letter of credit:
          5.2.1 Provided that Tenant is not then in default, the amount of the letter of credit may be reduced (or a replacement letter of credit may be issued in such lesser amount) as follows:
               5.2.1.1 The letter of credit amount may be reduced to $93,357 (six months of rent) when Tenant has achieved $10,000,000 in revenue and a 10% net operating margin, and has sustained same for a twelve (12) consecutive month period.
               5.2.1.2 The letter of credit amount may be reduced to $46,678.50 (three months of rent) when Tenant has achieved $50,000,000 in revenue and a 10% net operating margin, and has sustained same for a twelve (12) consecutive month period.
               5.2.1.3 If Tenant requests a reduction in the letter of credit amount per the foregoing, it must present audited financial statements confirming that the above requirements have been satisfied.
          5.2.2 The letter of credit shall be in favor of Landlord, shall be issued by a commercial bank reasonably acceptable to Landlord having a Standard & Poors rating of “A” or better, shall comply with all of the terms and conditions of this paragraph 5.2 and shall otherwise be in form reasonably acceptable to Landlord. The initial letter of credit shall have an expiration date not earlier than eighteen (18) months after the Commencement Date.
          5.2.3 The letter of credit or any replacement letter of credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis until a period ending not earlier than three (3) months after the Termination Date (“End Date”) without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the letter of credit by giving written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term of the letter of credit that it does not intend to renew the letter of credit. Tenant understands that the election by the issuing bank not to renew the letter of credit shall not, in any event, diminish the obligation of Tenant to maintain such an irrevocable letter of credit in favor of Landlord through such date.
          5.2.4 Landlord, or its then managing agent, shall have the right from time to time to make one or more draws on the letter of credit at any time that an Event of Default has occurred. Funds may be drawn down on the letter of credit upon presentation to the issuing bank of Landlord’s (or Landlord’s then managing agent’s) certificate stating as follows:
“The Landlord is entitled to draw on this Credit pursuant to that certain Lease dated for reference August 20, 2001, between TMT 290 INDUSTRIAL PARK, INC., Landlord, and ASPEN AEROGELS, INC.., Tenant, as amended from time to time.”
          5.2.5 It is understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity). Tenant acknowledges and agrees (and the letter of credit shall so state) that the letter of credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement.
          5.2.6 In the event of a transfer of Landlord’s interest in the Premises, Landlord shall have the right to transfer the letter of credit to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said letter of credit to a new landlord. The letter of credit must specifically provide that it is transferable by Landlord.
          5.2.7 Without limiting the generality of the foregoing, if the letter of credit expires earlier than the End Date, or the issuing bank notifies Landlord that it shall not renew the letter of credit, Landlord shall accept a renewal thereof or substitute letter credit (such renewal of substitute letter of credit to be in effect not later than thirty (30) days prior to the expiration thereof), irrevocable and automatically renewable as above provided to the End Date upon the same terms as the expiring letter of credit or upon such other terms as may be acceptable to Landlord. However, if (i) the letter of credit is not timely renewed, or (ii) a substitute letter of credit, complying with all of the terms and conditions of this paragraph 5.2 is not timely received, Landlord may present such letter of credit to the issuing bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord until Tenant would otherwise be entitled to the return of the letter of credit, and to be retained by as a Security Deposit under paragraph 5.1. So long as no Event of Default occurs, the amount so retained by Landlord will be reduced as set forth in paragraph 5.2.1 above, with the final balance to be released when Tenant is entitled to the return of its Security Deposit.
          5.2.8 The letter of credit form attached hereto as Exhibit E is hereby approved.
6. ALTERATIONS.
     6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be required (but notice to Landlord shall be required) with respect to de minimus alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (iv) do not cost more than $10,000 in aggregate in any calendar year.
     6.2 Except for those alterations listed on Exhibit B, in the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made using a licensed contractor reasonably approved by Landlord at Tenant’s sole cost and expense. If Tenant shall employ any Contractor and such Contractor or any Subcontractor of such Contractor shall employ any non-union labor or supplier, Tenant shall be responsible for any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event Landlord may charge Tenant a reasonable charge to cover its direct out-of-pocket overhead as it relates to such proposed work.

     6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord, including but not limited to, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance as Landlord shall reasonably require to assure payment of the costs thereof and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4.
     6.4 All alterations, additions, and improvements, except any manufacturing equipment, whether attached to the Premises or not, in, on, or to the Premises made or installed by Tenant, including carpeting, shall be and remain the property of Tenant during the Term but, excepting furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures, shall become a part of the realty and belong to Landlord without compensation to Tenant upon the expiration or sooner termination of the Term, at which time title shall pass to Landlord under this Lease as by a bill of sale, unless Landlord elects otherwise. Upon such election by Landlord, Tenant shall upon demand by Landlord, at Tenant’s sole cost and expense, forthwith and with all due diligence remove any such alterations, additions or improvements which are designated by Landlord to be removed, and Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair and restore the Premises to their original condition, reasonable wear and tear and damage by fire or other casualty excepted.
7. REPAIR.
     7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that Landlord shall repair and maintain the structural portions of the roof, walls and foundation of the Building. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Landlord shall also be obligated to provide the following services: (1) to plow snow and treat ice on sidewalks, roadways and loading areas, (2) to maintain and clean all outdoor facilities including, without limitation, to maintain all lawns, landscaping, and repave and restripe the parking lot when reasonably necessary and to install, maintain or replace when necessary the outdoor lighting systems for the parking areas, (3) to maintain common area lights in good working order and condition, (4) to cause the boiler system providing baseboard heat to the Premises and the Building to be cleaned and maintained regularly, and (5) to maintain and repair the Building as necessary to apply with all applicable government requirements, including without limitation the make-up air system. The cost of performance of Landlord’s obligations under this paragraph is included in Direct Expenses as provided in Paragraph 4.1.2.
     7.2 Tenant shall at its own cost and expense keep and maintain all parts of the Premises and such portion of the Building and improvements as are within the exclusive control of Tenant in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, but not limited to, repair and replacement of all fixtures installed by Tenant, water heaters serving the Premises, windows, glass and plate glass, doors, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems serving the Premises, electrical systems and fixtures, sprinkler systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, and performance of regular removal of trash and debris). Tenant as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition. Tenant will, as far as possible keep all such parts of the Premises from deterioration due to ordinary wear and from falling temporarily out of repair, and upon termination of this Lease in any way Tenant will yield up the Premises to Landlord in good condition and repair, loss by fire or other casualty excepted (but not excepting any damage to glass). Tenant shall, at its own cost and expense, repair any damage to the Premises or the Building resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, employees, invitees, or any other person entering upon the Premises as a result of Tenant’s business activities or caused by Tenant’s default hereunder.

     7.3 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.
     7.4 Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor reasonably approved by Landlord for servicing all heating and air conditioning systems and equipment exclusively serving the Premises (and a copy thereof shall be furnished to Landlord). The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. Landlord may, upon notice to Tenant, enter into such a maintenance/ service contract on behalf of Tenant or perform the work and in either case, charge Tenant the cost thereof along with a reasonable amount for Landlord’s overhead.
     7.5 If by reason of the failure of Landlord to furnish electrical, plumbing, HVAC or water service (“Critical Services”) required to be provided by Landlord and without fault of Tenant, whether such failure is excused by reason of force majeure or constitutes an unexcused default, and if Tenant’s ability to conduct business at the Premises is materially and adversely affected for five (5) consecutive days or more and notice thereof has been given to Landlord (and whether or not Tenant elects to exercise its rights of self-help) Tenant shall have the right to a full abatement of Rent, Direct Expenses and other charges payable by Tenant hereunder retroactively from the date Critical Services (or any of them) have ceased until such time as such Critical Service(s) have been restored. If Critical Service(s) can not be restored and Tenant’s ability to conduct business at the Premises has been materially and adversely affected for a period of one hundred twenty (120) days after notice thereof to Landlord, Tenant may terminate this Lease upon no less than fifteen (15) days notice to Landlord unless such Critical Services are restored during said 15 day period.
     7.6 If necessary by reason of an emergency, or by reason of an imminent threat of injury to persons or damage to property, Tenant may cure a failure by Landlord to perform its obligations under Paragraph 7.1, at the expense and for the account of Landlord, but only after oral or written notice and such opportunity as is reasonable under the circumstances to cause the cure thereof by Landlord.
8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept, Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to it by Tenant on demand.
9. ASSIGNMENT AND SUBLETTING.
     9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy, without the prior written consent of Landlord, such consent not to be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred eighty (180) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial reports and other relevant financial information of the proposed subtenant or assignee.
     9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.
     9.3 In addition to Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within sixty (60) days following Landlord’s receipt of Tenant’s written notice as required above. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this Lease, and any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.
     9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to seventy-five percent (75%) of any Increased Rent (as defined below) when and as such Increased Rent is received by Tenant, but after Tenant has first recovered, out of 100% of increased rent, its reasonable attorneys’ fees, leasing commissions and tenant improvement costs incurred in connection with such transfer. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith.
     9.5 Notwithstanding any other provision hereof, Tenant shall have no right to make (and Landlord shall have the absolute right to refuse consent to) any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation as evidenced by the issuance of a written proposal; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; or (e) would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that Landlord shall have the absolute right to refuse consent to any such assignment or sublease and that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord such refusal shall be reasonable.
     9.6 Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord’s reasonable costs, including reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

     9.7 If Tenant is a corporation, partnership or trust, any transfer or transfers of or change or changes within any twelve month period in the number of the outstanding voting shares of the corporation, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment.
     9.8 Notwithstanding the foregoing provisions of this Article to the contrary, Tenant shall be permitted to assign this Lease, or sublet all or a portion of the Premises, to an Affiliate of Tenant without the prior consent of Landlord, if all of the following conditions are first satisfied:
          9.8.1 Tenant shall not then be in default under this Lease;
          9.8.2 a fully executed copy of such assignment or sublease, the assumption of this Lease by the assignee or acceptance of the sublease by the sublessee, and such other information regarding the assignment or sublease as Landlord may reasonably request, shall have been delivered to Landlord;
          9.8.3 the Premises shall continue to be operated solely for the use specified in the Reference Page or other use acceptable to Landlord in its sole discretion;
          9.8.4 any guarantor of this Lease reaffirms that its Guaranty remains in full force and effect; and
          9.8.5 Tenant shall pay all costs reasonably incurred by Landlord in connection with such assignment or subletting, including without limitation attorneys’ fees.
Tenant acknowledges (and, at Landlord’s request, at the time of such assignment or subletting shall confirm) that in each instance Tenant shall remain liable for performance of the terms and conditions of the Lease despite such assignment or subletting. As used herein the term “Affiliate” shall mean an entity which (i) directly or indirectly controls Tenant or (ii) is under the direct or indirect control of Tenant or (iii) is under common direct or indirect control with Tenant, (iv) is the successor in interest to Tenant by way of merger or consolidation, or by sale of all of the stock of Tenant or of all of the assets of Tenant, so long as the net worth of the surviving or successor entity following such transaction is at least as much as the net worth of Tenant immediately preceding the transaction or at the Commencement Date, whichever is higher. Control shall mean ownership of fifty-one percent (51%) or more of the voting securities or rights of the controlled entity.
10. INDEMNIFICATION. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except that Landlord shall indemnify and hold Tenant harmless from and against any such claims to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant, its agents, servants, employees, invitees, or visitors to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.
11. INSURANCE.
     11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000.00 per occurrence and not less than $2,000,000.00 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) insurance protecting against liability under Worker’s Compensation Laws with limits at least as required by statute; (d) Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease—each employee; (e) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (f) Business Interruption Insurance with limit of liability representing loss of at least approximately six months of income.
     11.2 Each of the aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord and building management company, if any, as additional insureds; (c) be issued by an insurance company with a minimum Best’s rating of “A:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; and said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.
     11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.
12. WAIVER OF SUBROGATION. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.
13. SERVICES AND UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers for the Premises. If any such services are not separately metered to Tenant, Tenant shall pay such proportion of all charges jointly metered with other premises as determined by Landlord, in its sole discretion, to be reasonable. Any such charges paid by Landlord and assessed against Tenant shall be immediately payable to Landlord on demand and shall be additional rent hereunder. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises. Landlord represents that 1,000 amp electrical service is available to the Premises.
14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be 150% of the greater of: (a) the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4; and, (b) the then market rental value of the Premises as determined by Landlord assuming a new lease of the Premises of the then usual duration and other terms, in either case prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord’s election to that effect, such holding over shall constitute renewal of this Lease for a period from month to month or one year, whichever shall be specified in such notice, in either case at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.
15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord. Tenant’s subordination to any future mortgage may be conditioned upon Tenant’s receipt of a commercially reasonable nondisturbance agreement.
16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit C to this Lease and all reasonable modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.
17. REENTRY BY LANDLORD.
     17.1 Landlord reserves and shall at all times have the right (except in an emergency, on at least 48 hours prior notice and during normal business hours) to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees or, during the last six months of the Term, tenants, and to alter, improve or repair the Premises that is not being utilized by a Tenant and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably.
     17.2 Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. However, Landlord shall have no right to alter the entrances to the Premises. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged.
     17.3 Except to the extent resulting from Landlord’s negligence or willful misconduct, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17. Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease.
     17.4 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord as additional rent upon demand in the event such entry is warranted by an emergency.

18. DEFAULT.
     18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:
          18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve month period commencing with the date of such notice, the failure to pay within five days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice.
          18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within thirty (30) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant.
          18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.
          18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.
          18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof.
19. REMEDIES
     19.1 Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:
          19.1.1 Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease.
          19.1.2 Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant’s signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord under this Lease or by operation of law.

          19.1.3 Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue; (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant. Landlord agrees to use commercially reasonable efforts to mitigate its damages.
          19.1.4 Upon any termination of Tenant’s right to possession only without termination of the Lease:
               19.1.4.1 Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall pay forthwith to Landlord the sum equal to the entire amount of the rent, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.
               19.1.4.2 Landlord may, but need not, relet the Premises or any part thereof for such rent and upon such terms as Landlord, in its sole discretion, shall determine (including the right to relet the premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character or use made of the Premises). In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, any commission incurred by Landlord. If Landlord decides to relet the Premises or a duty to relet is imposed upon Landlord by law, Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a creditworthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker’s commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.
               19.1.4.3 Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including attorney’s fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.

     19.2 Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom. If Tenant shall have vacated the Premises, Landlord may at Landlord’s option re-enter the Premises at any time during the last six months of the then current Term of this Lease and make any and all such changes, alterations, revisions, additions and tenant and other improvements in or about the Premises as Landlord shall elect, all without any abatement of any of the rent otherwise to be paid by Tenant under this Lease.
     19.3 If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease, Tenant agrees to pay all Landlord’s attorney’s fees so incurred which are reasonable and customary. Tenant expressly waives any right to trial by jury.
     19.4 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.
     19.5 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Nothing herein shall limit restrict or prevent in any way Tenant from brining an action against Landlord for constructive eviction or breach of violation of the covenant of quiet enjoyment. Landlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord’s right to enforce any such remedies with respect to such Default or any subsequent Default.
     19.6 To secure the payment of all rentals and other sums of money becoming due from Tenant under this Lease, Landlord shall have and Tenant grants to Landlord a first lien upon the leasehold interest of Tenant under this Lease, which lien may be enforced in equity, and a continuing security interest upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord under this Lease shall first have been paid and discharged. In the event of a Default under this Lease, Landlord shall have, in addition to any other remedies provided in this Lease or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section 19.6 at public or private sale upon five (5) days’ notice to Tenant. Tenant shall execute all such financing statements and other instruments as shall be deemed necessary or desirable in Landlord’s discretion to perfect the security interest hereby created. Notwithstanding the foregoing, Landlord shall subordinate to any traditional third party lender any and all liens and all rights which Landlord now has or may hereinafter require by levy, distraint, security interest or other interest with respect to the items of Tenant’s personal property and assets contained in the Premises, and Landlord will execute any usual and customary documents in connection with such financing memorializing its subordination of a security interest in Tenant’s property, with modifications to such documents as Landlord may reasonably require.
     19.7 Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.
20. TENANT’S BANKRUPTCY OR INSOLVENCY.
     20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):
          20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:
               20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.
               20.1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.
               20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.
               20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.
21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises and use the parking areas and any common areas for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.
22. DAMAGE BY FIRE, ETC.

     22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within two hundred ten (210) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within thirty (30) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.
     22.2 If such repairs cannot, in Landlord’s reasonable estimation, be made within two hundred ten (210) days, Landlord and Tenant shall each have the option of giving the other, at any time within thirty (30) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.
     22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises or belonging to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.
     22.4 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.
     22.5 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.
     22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

23. EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation (including a taking or appropriation of parking) shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises, in Tenant’s reasonable judgment. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.
24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord shall transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.
25. ESTOPPEL CERTIFICATES. Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.
26. SURRENDER OF PREMISES.
     26.1 Tenant shall, at least thirty (30) days before the last day of the Term, arrange to meet Landlord for a joint inspection of the Premises. In the event of Tenant’s failure to arrange such joint inspection to be held prior to vacating the Premises, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.
     26.2 At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Tenant may, and at Landlord’s request shall, at Tenant’s sole cost, remove upon termination of this Lease, any and all furniture, furnishings, movable partitions of less than full height from floor to ceiling, trade fixtures and other property installed by Tenant, title to which shall not be in or pass automatically to Landlord upon such termination, repairing all damage caused by such removal. Property not so removed shall, unless requested to be removed, be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale. All other alterations, additions and improvements in, on or to the Premises shall be dealt with and disposed of as provided in Article 6.
     26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. In the event that Tenant’s failure to perform prevents Landlord from releasing the Premises, Tenant shall continue to pay rent pursuant to the provisions of Article 14 until such performance is complete. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.
27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, shall be transmitted personally, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Page, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee.
28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than Federal, state and/or local net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.
29. RELOCATION OF TENANT. Intentionally deleted.
30. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable space footage of the Premises and Tenant’s Proportionate Share shown on the Reference Page.

31. TENANT’S AUTHORITY. If Tenant signs as a corporation each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If Tenant signs as a partnership, trust or other legal entity, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the state and that such entity on behalf of the Tenant was authorized to do so by any and all appropriate partnership, trust or other actions. Tenant agrees to furnish promptly upon request a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease.
32. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Page, and agrees to indemnify, defend and hold the other party harmless from and against any claims arising from the breach of the indemnifying party’s representation and warranty.
33. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.
34. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.
35. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.
36. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.
37. RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.
38. RENT SCHEDULE.

		Rentable Square	Rent		Monthly Installment
Period		Footage	Per Square Foot	Annual Rent	of Rent
10/15/01	9/30/03	31,119	$6.00	$186,714.00	$15,559.50
10/1/03	9/30/05	31,119	$6.25	$194,493.75	$16,207.81
10/1/05	10/31/06	31,119	$6.50	$202,273.50	$16,856.13

39. RENEWAL OPTION. Tenant shall, provided the Lease is in full force and effect and Tenant is not then in default under any of the other terms and conditions of the Lease at the time of notification or commencement, have one (1) option to renew this Lease for a term of five (5) years, for the portion of the Premises being leased by Tenant as of the date the renewal term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:
     39.1 If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice no earlier than the date which is fifteen (15) months prior to the expiration of the then current term of the Lease but no later than the date which is nine (9) months prior to the expiration of the then current term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of the Lease.
     39.2 The Annual Rent and Monthly Installment in effect at the expiration of the then current term of the Lease shall be increased to reflect the current fair market rental for comparable space in the Building and in other similar buildings in the same rental market as of the date the renewal term is to commence, taking into account the specific provisions of the Lease which will remain constant. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its option under this Paragraph. Said notification of the new Annual Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the renewal term. If Tenant and Landlord are unable to agree on a mutually acceptable rental rate not later than sixty (60) days prior to the expiration of the then current term, then Landlord and Tenant shall each appoint a qualified MAI appraiser doing business in the area, in turn those two independent MAI appraisers shall appoint a third MAI appraiser and the majority shall decide upon the fair market rental for the Premises as of the expiration of the then current term. Landlord and Tenant shall equally share in the expense of this appraisal except that in the event the Annual Rent and Monthly Installment is found to be within fifteen percent (15%) of the original rate quoted by Landlord, then Tenant shall bear the full cost of all the appraisal process. In no event shall the Annual Rent and Monthly Installment for any option period be less than the Annual Rent and Monthly Installment in the preceding period.
     39.3 This option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew.
40. PARKING AND LOADING.
     40.1 The Building has approximately 292 parking spaces. Tenant shall have the right to use 83 spaces, being its proportionate thereof.
     40.2 Tenant shall have the exclusive use of four (4) loading docks as depicted on Exhibit A.
(THE NEXT ARTICLE IS ARTICLE 41)

41. LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager.

LANDLORD:		TENANT:

TMT 290 INDUSTRIAL PARK, INC., a Delaware nonprofit corporation		ASPEN AEROGELS, INC., a Delaware corporation

By:	RREEF Management Company, a Delaware corporation

By:	/s/ Eric Berke Eric Berke, District Manager	By:	/s/ Patrick J. Piper
		Title:	CFO

Dated:	10/11, 2001	Dated:	10/9, 2001

EXHIBIT A — PREMISES
attached to and made a part of Lease bearing the
Lease Reference Date of August 20, 2001 between
TMT 290 INDUSTRIAL PARK, INC., as Landlord and
ASPEN AEROGELS, INC., as Tenant
PREMISES
Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord’s rights set forth in Section 17.2 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

EXHIBIT B — INITIAL ALTERATIONS
attached to and made a part of Lease bearing the
Lease Reference Date of August 20, 2001 between
TMT 290 INDUSTRIAL PARK, INC., as Landlord and
ASPEN AEROGELS, INC., as Tenant
INITIAL ALTERATIONS
     Landlord shall deliver the Premises in its “AS IS” condition, and shall have no obligation to construct any improvements or provide any funds or allowance for same. Landlord represents that the Building systems serving the Premises will be in good working order as of the Commencement Date. Existing rooftop HVAC units will be left in place and Landlord shall have no obligation to remove same.
     Tenant may construct tenant improvements in conformance with Article 6 of the Lease.
     So long as Tenant complies with Article 6 and the additional provisions of this Exhibit B, Tenant shall have the right to construct the following specific improvements:
1.	One (1) CO2 tank located on the exterior of the Building and adjacent to the Premises. The height of the tank may not exceed the height of the Building or twenty (20) feet, whichever is less.

2.	One (1) cooling tower on the roof. The cooling towers all meet the following specifications:
•	80 inches high

•	86 inches in diameter

•	Weight 642 pounds when dry, 1,588 pounds when wet
     In addition, Landlord hereby agrees to the following alterations by Tenant and a contractor of Tenant’s choosing in the future and reasonably approved by Landlord, described below and to be detailed in complete plans and specifications submitted to Landlord for approval:
     1) Installation of a concrete containment wall around our prospective material storage area that conforms to permitting guidelines.
     2) Attach equipment to the ground throughout the Premises to comply with government and stricter internal safety guidelines. These include, without limitation, skids for the extraction system, equipment in the casting, gel mix and dispense, post processing and storage areas.
     3) Installation of several hoods to be installed in the lab space, as well as in the casting, aging and loading, extraction and post processing areas. Wherever possible, these hoods will be merged to minimize the amount of vents needed through the roof.
     4) Installation of pipes to enter the building from the cooling tower on the roof and the CO2 storage near the loading docks to the boiler room. A collection of supply piping between the loading dock area and the material storage area will also be needed. There will also likely need to be additional piping for enhanced pressurized air and vacuum from the boiler room to be distributed throughout the facility.
     5) Concrete slab to be constructed to support the CO2 pump. Currently, this slab’s anticipated dimensions will be 10’X4’X20”.

     6) Boiler room built adjacent to the extraction system, which will hold among other things, a boiler, a chiller, and a CO2 compressor.
     7) Installation of at least 2 cranes will need to be installed off existing structural supports or the ceiling.
     8) Installation of a series of conveyor belts may be needed between production departments.
     9) The office and lab space requirements typical of an office and/or lab environment. (i.e. — offices, conference rooms, sinks etc)
     10) Additional restroom may be necessary to comply with governmental guidelines.
     11) Additional fire suppression capabilities might also be required.
     All of the above must be in compliance with all federal, state and local laws, codes and ordinances regarding construction, maintenance and operation of same, and Tenant shall be responsible for obtaining all necessary permits and approvals, at Tenant’s sole cost. Both the tank and the cooling tower must be screened from view at street level. The exact location of all these improvements, and detailed plans and specifications for same, are subject to Landlord’s prior written approval. Without limiting the generality of the foregoing, any rooftop installations must be approved by and coordinated with Landlord and Landlord’s roofing contractor so as to avoid any impairment of any existing roof warranties, and Tenant acknowledges that access to the roof for installation and ongoing maintenance and operation will require that Tenant execute Landlord’s standard form of rooftop license agreement, substantially in the form of Exhibit D attached hereto. The provisions of paragraph 6.4 of the Lease shall apply to these improvements as improvements which Landlord may require Tenant to remove at the expiration of the Term of the Lease.
     Without limiting the generality of the foregoing, items number 4, 7 and 11 above in particular will require stamped drawings by a structural engineer and must be approved by Landlord.
     The provisions of paragraph 6.4 of the Lease shall apply to all of these improvements, alterations and additions as items which Landlord may require Tenant to remove at the expiration of the Term of the Lease. Tenant is hereby notified that the entire Premises must be restored to its original condition upon expiration or early termination of the Term of the Lease, including removal of all equipment and concrete slabs.

EXHIBIT C — RULES AND REGULATIONS
attached to and made a part of Lease bearing the
Lease Reference Date of August 20, 2001 between
TMT 290 INDUSTRIAL PARK, INC., as Landlord and
ASPEN AEROGELS, INC., as Tenant
RULES AND REGULATIONS
1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor chosen by Landlord.
2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.
3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building, except as provided herein.
4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.
5. Landlord will furnish Tenant free of charge with two keys to each door in the Premises. Landlord may make a reasonable charge for any additional keys, and Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.
6. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation.
7. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.
8. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

C-1

9. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.
10. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.
11. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.
12. Tenant shall not install, maintain or operate upon the Premises any vending machine.
13. Tenant shall store all its trash and garbage within its Premises [outside in dumptster]. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.
14. No cooking shall be done or permitted by any Tenant on the Premises, except by the Tenant of Underwriters’ Laboratory approved microwave oven or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.
15. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.
16. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction form Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.
17. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.
18. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.
19. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations in this Exhibit C stated and any additional rules and regulations which are adopted.
20. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

C-2

EXHIBIT D — HAZARDOUS MATERIALS EXHIBIT
attached to and made a part of Lease bearing the
Lease Reference Date of August 20, 2001 between
TMT 290 INDUSTRIAL PARK, INC., as Landlord and
ASPEN AEROGELS, INC., as Tenant

Based on 3,000-5,000 Liter Plant (limited inventories)	(gallons)
Silbond H-5 or similar	5,000
Waterglass (NA Silicate)	8,500
EtOH or similar	17,300
NH4OH conc. (ammonia)	55
Alcoblak 300A or similar	110
2-propanol or similar	2,500
THF, Hexane or similar	250
PDMS or similar	50
HCL	960
HMDS, HMDSO or similar	500
Also Various Standard Laboratory Chemicals

Alcohols	Standard Lab Quantities
Acids	Standard Lab Quantities
Chemicals	Standard Lab Quantities
Bases	Standard Lab Quantities
Alkoxides	Standard Lab Quantities
Chlorides	Standard Lab Quantities
Silanes	Standard Lab Quantities
Note: All materials and the quantities thereof are subject to Tenant’s obtaining any required federal, state and/or local approvals and compliance with all applicable statutes, regulations, codes and ordinances. .

EXHIBIT E — FORM OF LETTER OF CREDIT
attached to and made a part of Lease bearing the
Lease Reference Date of August 20, 2001 between
TMT 290 INDUSTRIAL PARK, INC., as Landlord and
ASPEN AEROGELS, INC., as Tenant

EXHIBIT F — ROOFTOP LICENSE AGREEMENT
attached to and made a part of Lease bearing the
Lease Reference Date of August 20, 2001 between
TMT 290 INDUSTRIAL PARK, INC., as Landlord and
ASPEN AEROGELS, INC., as Tenant
LICENSE TO USE ROOFTOP SPACE
     THIS LICENSE TO USE ROOFTOP SPACE (“License”) is entered into as of the ___ day of ____________, 2001, by and between ____________________ (“Tenant”), and _______________ (“Landlord”).
     1. Recitals. This License is made with reference to the following facts and objectives:
          (a) Landlord leased to Tenant, and Tenant rented from Landlord, certain premises commonly known as ____________ (the “Premises”) located in the building commonly known as __________ (the “Building:”), pursuant to a _____________ Lease dated for reference ______________ (the “Lease”).
          (b) Tenant now wishes to install certain HVAC equipment on the roof of the Building, and has requested Landlord’s approval of same, and, accordingly, Landlord has required the execution and delivery of this License.
          (c) All terms defined in the Lease retain their meaning herein, unless specified herein to the contrary.
          (d) Now, therefore, in consideration of the premises herein contained and the detriments to be suffered by each of the parties, the parties hereby agree as follows:
     2. License. Landlord hereby grants to Tenant a license (the “license”) to install, maintain and operate the HVAC system consisting of the equipment and materials, and having the operating characteristics specified in Exhibit A (“Rooftop HVAC Characteristics”) and to be located as shown on Exhibit B (“Rooftop HVAC Plan”). This system is collectively referred to herein as the “Rooftop HVAC Facilities.”
          (a) Tenant shall pay to Landlord, as additional rent, on a monthly basis, the actual costs incurred by Landlord in furnishing electric power for the operation of the Rooftop HVAC Facilities. Landlord and Tenant agree that Tenant, at its sole cost and expense, shall install a meter to monitor Tenant’s use of electricity furnished by Landlord in the operation of the Rooftop HVAC Facilities. All amounts due under this paragraph shall constitute additional rent for purposes of the Lease.
          (b) This license shall be revocable at Landlord’s discretion upon the occurrence of any of the following events: (i) termination of the Lease; (ii) default under the Lease; and (iii) default by Tenant of any of its obligations under this license. All of the Rooftop HVAC Facilities installed by Tenant shall be and remain the property of Tenant, and Tenant shall, prior to the expiration or termination of the Lease, remove the equipment (including all installation and anchoring hardware) and restore the roof to substantially the same condition existing prior to the installation of the equipment. Tenant shall be liable for, and shall promptly reimburse Landlord for, the cost of repairing all damage done to the Building by such removal, including filling and sealing any holes or cavities left by the removal of installation or anchoring hardware.
          (c) Tenant shall, at its sole cost and expense, and at its sole risk, install the Rooftop HVAC Facilities in a good and workmanlike manner, and in compliance with all building, electric, communications, and safety codes, ordinances, standards, regulations and requirements of the municipal, state and Federal Governments.

Tenant shall deliver to Landlord Tenant’s plans and specifications for the installation of the Rooftop HVAC Facilities for review and approval by Landlord’s engineer not less than thirty (30) days prior to commencing installation. Tenant shall not commence installation of the Rooftop HVAC Facilities without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed), and all phases of the installation shall be under the direct supervision of Landlord. Tenant shall obtain, at its sole cost and expense, prior to construction and work, any necessary federal, state, and municipal permits, licenses and approvals, copies of which will be delivered to Landlord prior to commencement of construction and work. In no event shall Tenant’s installation of the Rooftop HVAC Facilities damage the Building or existing structures on the Building, or interfere with the maintenance of the Building, any system currently serving the Building, or any radio or telecommunications equipment currently being operated from the Building. Tenant shall notify Landlord upon completion of the installation of the Rooftop HVAC Facilities, and Landlord shall have ten (10) days after installation in which to inspect the installation. Tenant shall not commence operation of the Rooftop HVAC Facilities until Landlord has approved the installation. Landlord’s review and approval of the plans and specifications for the installation of the Rooftop HVAC Facilities and Landlord’s supervision and inspection of such installation shall not be construed in any way as approval by Landlord of the adequacy or safety of the installation of the Rooftop HVAC Facilities or a waiver of any of Landlord’s rights hereunder, and Tenant shall be solely responsible for the adequacy and safety of the installation and operation of the Rooftop HVAC Facilities and solely liable for any damages or injury arising out of such installation and operation. Tenant shall pay to Landlord upon demand the cost of repairing any damage to the Building caused by such installation. The Rooftop HVAC Facilities shall be connected to Landlord’s power supply in strict compliance with all applicable building, electrical, fire and safety codes. Landlord shall not be liable to Tenant for any stoppages or shortages of electrical power furnished to the Rooftop HVAC Facilities because of any act, omission, or requirement of the public utility serving the Building, or the act or omission of any other tenant, licensee, or contractor of the Building, or for any other cause beyond the reasonable control of Landlord.
          (d) Tenant must coordinate the installation, operation and maintenance with Landlord’s roofing contractor, to insure that the integrity of the roof is not compromised and the validity of the existing roof warranty is not impaired. No roof penetrations are permitted without the express written approval of Landlord and the roofing contractor. Tenant shall be solely liable for any damage to the roof or impairment or voiding of the roof warranty from any cause resulting from the installation, operation, maintenance, repair, inspection, use, or removal of the Rooftop HVAC Facilities equipment by Tenant or its agents, employees, representatives, contractors, or invitees, and shall indemnify, defend and hold Landlord harmless from and against any damages, claims, judgments, expenses and costs (including reasonable attorneys’ fees) arising in connection therewith.
          (e) Landlord agrees that Tenant shall have continuous access to the Rooftop HVAC Facilities for the purpose of installing, operating, maintaining, repairing, and removing the Rooftop HVAC Facilities, provided, however, that such access shall be limited to authorized engineers of Tenant, or persons under their direct supervision. Tenant shall deliver to Landlord a list of Tenant’s authorized representatives, repair, maintenance, and engineering personnel prior to any access to the Rooftop HVAC Facilities, and those persons shall be required to sign in and out with Landlord’s security personnel when entering or exiting the Rooftop HVAC Facilities. Landlord shall have no responsibility or liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance, and engineering personnel while in any part of the Building or the Rooftop HVAC Facilities, it being understood and agreed that Tenant shall be solely liable for any injury to or death of any such person from any cause resulting from the installation, operation, maintenance, repair, inspection, use, or removal of such equipment by Tenant or its agents, employees, representatives, contractors, or invitees.
          (f) Tenant shall operate the equipment in strict compliance with Landlord’s rules and regulations, now or hereafter promulgated, and all applicable statutes, codes, rules, regulations, standards, and requirements of all federal, state, and local governmental boards, authorities, and agencies. Tenant’s equipment shall comply with all applicable safety standards, as modified form time to time, of any governing body with jurisdiction over Tenant’s operations. The installation, operation, and maintenance of the equipment shall at all times strictly comply with the technical standards approved by Landlord. The operation of the Rooftop HVAC Facilities shall not interfere with the maintenance or operation of the Building, or any system now or hereafter serving the Building, or the operation of any existing radio, microwave, satellite, or telecommunications equipment operated on or from the Building.

          (g) During the term hereof, Landlord reserves the right to grant licenses for space on the roof of the Building and elsewhere on the Building, for the operation of radio, microwave, satellite, and telecommunications equipment by other tenants and licensees as well as other HVAC equipment; provided, however, that such other equipment shall not hinder or interfere with Tenant’s installation, operation, maintenance, or repair of the Rooftop HVAC Facilities.
     3. Continuation. Other than as supplemented hereby, the Lease shall remain in full force and effect.
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     4. Limitation Of Landlord’s Liability. Redress for any claim against Landlord under the Lease as supplemented hereby and under this License shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under the Lease and the License are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager.
     IN WITNESS WHEREOF, the parties hereto have executed this License as of the day and year first written above.

LANDLORD:	TENANT:

EXHIBIT A TO LICENSE TO USE ROOFTOP SPACE
Rooftop HVAC Characteristics

EXHIBIT B TO LICENSE TO USE ROOFTOP SPACE
Rooftop HVAC Plan

EXHIBIT HM
(Premises HVAC Maintenance Requirements)
1.	Check performance of all major components.

2.	Lubricate moving parts as required.

3.	Check refrigerant charges (during cooling season).

4.	Inspect for oil and refrigerant leaks.

5.	Check operating and safety controls.

6.	Check pressures and temperatures.

7.	Inspect condenser.

8.	Inspect fans, motors, and starters.

9.	Tighten electrical connections at equipment.

10.	Test amperages and voltages.

11.	Check belts and drives.

12.	Changes oil and filters, or dryers, as required.

13.	Check temperature on control system.

14.	Thoroughly inspect heat exchanger.

FIRST AMENDMENT TO LEASE
     THIS FIRST AMENDMENT TO LEASE, dated as of March 25, 2004 (this “Amendment”), is made by and between TMT 290 INDUSTRIAL PARK, INC., a Delaware nonprofit corporation, by RREEF Management Company, a Delaware corporation (“Landlord”), and ASPEN AEROGELS, INC., a Delaware corporation (“Tenant”), for certain premises located in the building commonly known as 30 Forbes Road, I-290 Industrial Park, Northborough, Massachusetts (the “Building”).
RECITALS:
     A. Landlord and Tenant entered into that certain Multi-Tenant Industrial Net Lease dated for reference August 20, 2001 (the “Lease”) for approximately 31,119 rentable square feet in the Building (the “Original Premises”). The Original Premises is depicted on Exhibit A attached hereto.
     B. Fiber Optic Network Solutions Corp., a Massachusetts corporation (“FONS”) currently leases the remainder of the Building consisting of approximately 80,458 rentable square feet, pursuant to a lease dated July 13, 2000, as amended (the “FONS Lease” and the portion of the Building subject to the FONS Lease, the “FONS Premises”). The FONS Premises is depicted on Exhibit A-1 attached hereto.
     C. Tenant, as Subtenant, and FONS, as Sublandlord, with Landlord’s consent, have entered into a Sublease dated as of January ___, 2004 (the “Sublease”), whereby Tenant has agreed to take occupancy of various portions of the FONS Premises over time, eventually occupying the entire FONS Premises (and, thus, the entire Building).
     D. Tenant and Landlord wish to extend the Term of the Lease and to amend the Lease so as to expand the leased Premises by adding the FONS Premises to the Premises.
     E. All terms, covenants and conditions contained in this Amendment shall have the same meaning as in the Lease, and, shall govern should a conflict exist with previous terms and conditions.
AGREEMENT:
     NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
     1. FONS Premises. The “FONS Premises Commencement Date,” as used herein, is the earlier to occur of (i) June 1, 2004 or (ii) at Tenant’s option, the date of Landlord’s termination of the FONS Lease due to a default by FONS pursuant to the terms of the Lease and Landlord’s notice to Tenant of such termination. Effective as of the FONS Premises Commencement Date, the Leased Premises shall be expanded to include the FONS Premises. Accordingly, as of the FONS Premises Commencement Date, the Leased Premises shall consist of the Original Premises, plus the FONS Premises, being the entire rentable area of the Building having a total Premises rentable area of approximately 111,577 rentable square feet, as approximately depicted on Exhibit A-2 attached hereto. The FONS Premises shall be a part of the Premises for all purposes of the Lease, except as specifically provided herein to the contrary.
     2. Term. The term of the Lease is hereby extended so as to expire on August 31, 2010 (the revised Termination Date).
     3. Tenant’s Proportionate Share. As of the FONS Premises Commencement Date, Tenant’s Proportionate Share for the entire Premises will be 100.00%.

     4. Annual Rent and Monthly Installment of Rent. The Annual Rent and Monthly Installment of Rent for the Original Premises only shall remain as per Article 38 of the Lease, through October 31, 2006. Commencing as of the FONS Premises Commencement Date and continuing through October 31, 2006, the Annual Rent and Monthly Installment of Rent for the FONS Premises only shall be as set forth in the following schedule, and commencing as of November 1, 2006 and continuing through the end of the Term as extended, rent for the entire Premises (Original Premises and FONS Premises) shall be as set forth in the following schedule:

Period		Rentable Square	Annual Rent		Monthly Installment
from	to	Footage	Per Square Foot	Annual Rent	of Rent
FPCD	10/31/2006	80,458	$6.50	$522,977.00	$43,581.42
11/1/2006	8/31/2007	111,577	$6.50	$725,250.50	$60,437.54
9/1/2007	8/31/2010	111,577	$7.00	$781,039.00	$65,086.58

“FPCD” is the FONS Premises Commencement Date.
     5. Restoration.
          (a) Reference is made to Paragraphs 6.4 and 26.2 of the Lease. Notwithstanding anything therein to the contrary, but subject to subparagraph (b) below, Landlord may require that Tenant reimburse Landlord for the reasonable cost of demolishing the office improvements in the FONS Premises upon the expiration or sooner termination of the Term of the Lease, and restoring the entire FONS Premises to shell warehouse condition, repairing any damage caused by such demolition and restoration, provided that such demolition is not to prepare the FONS Premises for fit out for office use or uses other than warehouse (all such demolition, restoration and repair collectively referred to as the “Restoration”). Landlord must perform the Restoration within the six (6) month period following the Termination Date (“Restoration Period”) in order to be entitled to reimbursement. To secure its obligation under this paragraph, Tenant shall deposit with Landlord, not later than ten (10) days after the execution and delivery of this Amendment, an irrevocable letter of credit in the amount of $241,375.00 (the “Restoration LOC”). The Restoration LOC must comply with, and shall be governed by the terms of, Paragraph 5.2 of the Lease; except that (i) the reduction provisions of Paragraph 5.2.1 will not apply, (ii) the “End Date,” as that term is defined in Paragraph 5.2.3 of the Lease and as applied to the Restoration LOC, may not be not earlier than seven (7) months after the Termination Date, and (iii) Paragraph 5.2.8 will not apply. The total amount due by Tenant for the cost of the Restoration shall not exceed the amount of the Restoration LOC. The letter of credit must be in form acceptable to Landlord and its counsel. Said letter of credit is in addition to, and not in lieu of, the letter of credit provided for in Paragraph 5.2 of the Lease.
          (b) Landlord shall only perform the Restoration should it determine, in its reasonable discretion, after engaging a third party reputable real estate broker familiar with the area to market and show the Premises to potential tenants. Landlord shall engage the broker as soon as reasonably practical after Tenant has not exercised its option to renew the Lease or within 12 months of termination of the Lease. In the event that the Landlord is unable, using good faith and due diligence, to obtain a tenant for the Premises, and Landlord determines that the Restoration is necessary or desirable in connection with the optimal re-leasing of the FONS Premises, Landlord may elect to demolish all or part of the office improvements. Prior to performing the Restoration, Landlord shall provide Tenant with its estimate of the cost and schedule thereof, and Tenant shall be afforded the opportunity to perform the Restoration, at its sole cost, if it demonstrates to Landlord’s reasonable satisfaction that Tenant can perform the restoration at a cost lower than Landlord’s estimate and complete same within the same time period. If Landlord performs the Restoration, Landlord shall provide Tenant evidence of the cost thereof by written notice (with reasonable supporting documentation) delivered not later than the end of the Restoration Period, and Landlord may then draw on the Restoration LOC if Tenant does not object to costs within ten (10) days of its receipt from Landlord. Upon (i) Landlord’s receipt of reimbursement in full for the cost of the Restoration, or (ii) Tenant’s completion of the Restoration and demonstration to Landlord’s reasonable satisfaction that the cost thereof has been fully paid and the Building is free of any mechanics’ liens arising out of the Restoration, Landlord shall return the unused portion of the Restoration LOC to Tenant. If Landlord does not perform the Restoration during the Restoration Period and timely notify Tenant of the cost thereof, Landlord shall return the Restoration LOC to Tenant.

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     6. Condition of Premises. Tenant acknowledges that Landlord shall have no obligation to perform any construction or make any additional improvements or alterations, or to afford any allowance to Tenant for improvements or alterations, in connection with this Amendment, either to the Original Premises or to the FONS Premises. Tenant acknowledges and agrees that all construction and improvements obligations of Landlord under the Lease (other than as set forth in this Amendment) have been performed in full and accepted. Tenant accepts the Original Premises and the FONS Premises in their “as is” condition, subject to Landlord’s performing such work.
     7. Renewal Options. Article 39 remains in effect, except that the earliest notice date under Paragraph 39.1 shall be eighteen (18) months prior to the Termination Date, and the latest notice date shall be twelve (12) months prior to the Termination Date.
     8. Condition Precedent. This Amendment, and Landlord’s obligations hereunder, are expressly conditioned upon Landlord and FONS entering into a lease termination agreement on terms and conditions acceptable to Landlord in its sole and absolute discretion. If, at any time, Landlord, in its sole and absolute discretion determines that the foregoing condition precedent cannot or will not be satisfied, Landlord may cancel this Amendment by written notice to Tenant, whereupon this Amendment shall be null and void and the Lease shall remain and continue in full force and effect without reference to this Amendment.
     9. Notice of Lease/Subordination. The Landlord shall execute a Notice of Lease in the form attached hereto as Exhibit B, and consents to such being recorded, at Tenant’s sole cost and expense, in the appropriate Registry of Deeds. Prior to any such recording, Tenant shall deliver to Landlord a fully executed and notarized (but undated) instrument, in form and substance acceptable to Landlord, sufficient to release of record any and all right, title and interest of Tenant in and to the Building evidenced by such notice, and Landlord is hereby irrevocably authorized to date and record such instrument upon the expiration or early termination of the Lease. At Tenant’s request and at Tenant’s sole expense, Landlord shall make request of its current and any future mortgagee that it provide a non-disturbance agreement in favor of Tenant, but the failure to obtain such non-disturbance agreement shall not be a failure of condition of this Lease. Tenant shall reimburse Landlord for any fees and charges imposed by said mortgagee in connection with the non-disturbance agreement, as well as for reasonable attorneys’ fees and costs incurred by Landlord.
     10. Tenant’s Authority. If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Amendment, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Amendment.
     11. Brokers. Landlord and Tenant each (i) represents and warrants to the other that it has not dealt with any broker or finder in connection with this Amendment, and (ii) agrees to defend, indemnify and hold the other harmless from and against any losses, damages, costs or expenses (including reasonable attorneys’ fees) incurred by such other party due to a breach of the foregoing warranty by the indemnifying party.
     12. Incorporation. Except as modified herein, all other terms and conditions of the Lease shall continue in full force and effect and Tenant hereby ratifies and confirms its obligations thereunder. Tenant acknowledges that as of the date of the Amendment, Tenant (i) is not in default under the terms of the Lease; (ii) has no defense, set off or counterclaim to the enforcement by Landlord of the terms of the Lease; and (iii) is not aware of any action or inaction by Landlord that would constitute an Event of Default by Landlord under the Lease.
     13. Limitation of Landlord Liability. Redress for any claim against Landlord under the Lease or this Amendment shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under the Lease as amended are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first written above.

LANDLORD:		TENANT:

TMT 290 INDUSTRIAL PARK, INC., a Delaware nonprofit corporation		ASPEN AEROGELS, INC., a Delaware corporation

By:	RREEF Management Company, a Delaware corporation

By:	/s/ Robert Holmes Robert Holmes, District Manager	By:	/s/ Patrick J. Piper Patrick J. Piper

		Title:	CFO

Dated:	March 26, 2004	Date:	March 25, 2004

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EXHIBIT A
attached to and made a part of the First Amendment to Lease
dated January 19, 2004 between
TMT 290 INDUSTRIAL PARK, INC., as Landlord, and
ASPEN AEROGELS, INC., as Tenant
ORIGINAL PREMISES
Exhibits A, A-1 and A-2 are intended only to show the general layout of the expanded Leased Premises as of the FONS Premises Commencement Date. They do not in any way supersede any of Landlord’s rights set forth in the lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. They are not to be scaled; any measurements or distances shown should be taken as approximate.

EXHIBIT A-1
attached to and made a part of the First Amendment to Lease
dated January 19, 2004 between
TMT 290 INDUSTRIAL PARK, INC., as Landlord, and
ASPEN AEROGELS, INC., as Tenant
FONS PREMISES

EXHIBIT A-2
attached to and made a part of the First Amendment to Lease
dated January 19, 2004 between
TMT 290 INDUSTRIAL PARK, INC., as Landlord, and
ASPEN AEROGELS, INC., as Tenant
LEASED PREMISES AFTER EXPANSION (ENTIRE BUILDING)

EXHIBIT B
attached to and made a part of the First Amendment to Lease
dated January 19, 2004 between
TMT 290 INDUSTRIAL PARK, INC., as Landlord, and
ASPEN AEROGELS, INC., as Tenant
NOTICE OF LEASE
     In accordance with M.G.L. c. 183, Sec. 4, notice is hereby given of the following described lease:

Landlord:	TMT 290 Industrial Park, Inc., a Delaware non-profit corporation

Tenant:	Aspen Aerogels, Inc., a Delaware corporation

Date of Lease Execution:	October 11, 2001 and amended March 25, 2004

Description of Leased Premises:	Approximately 31,119 sq. ft. and subject to the First Amendment to Lease an additional 80,458 sq. ft., located at 30 Forbes Road, I-290 Industrial Park, Northborough, MA, together with the buildings, fixtures and other improvements to be erected and installed thereon.

Term of Lease:	The term of the Lease expires on August 31, 2010, unless sooner terminated in accordance with the terms thereof.

     This instrument is executed as a notice of the aforesaid Lease and is not intended nor shall it be deemed to vary or govern the interpretation of the terms and conditions thereof.
     WITNESS the execution hereof under seal by Landlord and Tenant as of the 25 day of March, 2004.

TMT 290 Industrial Park, Inc,, a Delaware Non-profit Corporation
By:	/s/ Robert Holmes
RREEF Management Company, a Delaware Corporation

By:	/s/ Robert Holmes

ASPEN AEROGELS, INC.
By:	/s/ P.J. Piper
	Name:	P.J. Piper
	Title:	CFO
Hereunto duly authorized

COMMONWEALTH OF MASSACHUSETTS
COUNTY OF
     On the ___ day of January, 2004 before me personally appeared the above-named ________________, the __________________ of TMT 290 Industrial Park, Inc., known to me to be the party executing the foregoing instrument on behalf of said limited liability company and acknowledged said instrument so executed to be his free act and deed in said capacity and the free act and deed of said company.

Notary Public
My commission expires:
COMMONWEALTH OF MASSACHUSETTS
COUNTY OF
     On the _____ day of January, 2004 before me personally appeared the above-named ________________, the _____________________ of Aspen Aerogels, Inc., known to me to be the party executing the foregoing instrument on behalf of said corporation and acknowledged said instrument so executed to be his free act and deed in said capacity and the free act and deed of said corporation.

Notary Public
My commission expires:

SECOND AMENDMENT TO LEASE
     THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of the 5th day of November 2009, by and between CABOT II — MA1M03, LLC, a Delaware limited liability company (“Landlord”) and ASPEN AEROGELS, INC., a Delaware corporation (“Tenant”).
     WHEREAS, Landlord’s predecessor-in-interest and Tenant’s predecessor-in-interest entered into a certain Multi-Tenant Industrial Net Lease dated for reference as of August 20, 2001, as amended by First Amendment to Lease dated as of March 25, 2004 (as amended, the “Lease”), pursuant to which Tenant leases certain premises consisting of approximately 111,577 rentable square feet (the “Existing Premises”) in the building commonly known as 30 Forbes Road, Northborough, Massachusetts (the “Building”);
     WHEREAS, Tenant desires to surrender approximately 28,800 rentable square feet of the Existing Premises (the “Surrendered Premises”) and Landlord has agreed to Tenant’s surrender of the Surrendered Premises on the terms set forth herein;
     WHEREAS, the term of the Lease currently expires on August 31, 2010 and Tenant desires to extend the term of the Lease for an additional three (3) years and four (4) months and Landlord has agreed to extend the term of the Lease on the terms set forth herein;
     WHEREAS, Landlord and Tenant desire to memorialize their understanding and modify the Lease consistent therewith;
     NOW, THEREFORE, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:
     1. Lease Term. The term of the Lease shall be extended for a period of three (3) years and four (4) months and shall expire on December 31, 2013.
     2. Surrendered Premises. As of December 31, 2009 (the “Surrender Date”), the Existing Premises shall be reduced by the Surrendered Premises. Tenant shall vacate the Surrendered Premises on or before the Surrender Date and shall deliver the Surrendered Premises to Landlord in accordance with Sections 6.4 and 26 of the Lease. Failure to vacate the Surrendered Premises by the Surrender Date shall be deemed a holding over pursuant to Section 14 of the Lease. Commencing on January 1, 2010 (the “Reduced Premises Commencement Date”), the “Premises” shall mean approximately 82,777 rentable square feet as shown on Exhibit A attached hereto.
     3. Annual Rent. Commencing on the Reduced Premises Commencement Date, Tenant hereby agrees to pay to Landlord Monthly Installments of Rent for the Premises on the first day of each month in advance, without offset, deduction or prior demand as follows:

	Annual Rent Per		Monthly Installment of
Time Period	Square Foot	Annual Rent	Rent
1.1.2010 — 8.31.2010	$7.00	$579,439.00	$48,286.58
9.1.2010 — 8.31.2011	$6.00	$496,662.00	$41,388.50 *
9.1.2011 — 8.31.2012	$6.25	$517,356.25	$43,113.02
9.1.2012 — 12.31.2013	$6.50	$538,050.50	$44,837.54

*	Landlord and Tenant agree that the Monthly Installment of Rent shall be abated for the months of (i) September 2010 and (ii) October 2010. Notwithstanding the foregoing abatement, Tenant shall be obligated to pay Tenant’s Proportionate Share of Direct Expenses and Taxes for such months.
     4. Tenant’s Proportionate Share. Commencing on the Reduced Premises Commencement Date, Tenant’s Proportionate Share shall be 74.19%.

     5. As-Is Condition. In connection with this Amendment, Tenant is accepting the Premises in “as is” condition, and Landlord shall have no obligation to perform any work or construction to the Premises. Notwithstanding the foregoing, Landlord, at its sole cost and expense, shall demise the Premises (consisting of 82,777 rentable square feet) from the Existing Premises.
     6. Brokers. Each party represents and warrants that it has dealt with no broker, agent, or other person other than CB Richard Ellis New England and Grubb & Ellis Company (collectively, the “Brokers”), in connection with this transaction and that no broker, agent or other person, other than the Brokers, brought about this transaction and each party agrees to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction. The provisions of this paragraph shall survive the termination of the Lease.
     7. No Other Amendments. In all other respects, the terms and provisions of the Lease are ratified and reaffirmed hereby, are incorporated herein by this reference and shall be binding upon the parties to this Amendment.
     8. Definitions. All capitalized terms used and not otherwise defined herein, shall have the meanings ascribed to them in the Lease.
     9. Conflicts. Any inconsistencies or conflicts between the terms and provisions of the Lease and the terms and provisions of this Amendment shall be resolved in favor of the terms and provisions of this Amendment.
     10. Execution. The submission of this Amendment shall not constitute an offer, and this Amendment shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto. Tenant represents and warrants for itself that all requisite organizational action has been taken in connection with this transaction, and the individuals signing this Amendment on behalf of Tenant represent and warrant that they have been duly authorized to bind the Tenant by their signatures.
     11. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Additionally, telecopied signatures may be used in place of original signatures on this Amendment. Landlord and Tenant intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature.
SIGNATURES FOLLOW ON NEXT PAGE

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     IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed, under seal, in multiple copies, each to be considered an original hereof, as of the day and year first above written.
LANDLORD:
CABOT II — MA1M03, LLC
By: Cabot Industrial Value Fund II Operating Partnership, L.P.

By:	/s/ Howard B. Hodgson, Jr.
	Name:	Howard B. Hodgson, Jr.
	Title:	Executive Vice President

TENANT:
ASPEN AEROGELS, INC.

By:	/s/ John F. Fairbanks
Name:	John F. Fairbanks
Title:	Vice President, CFO & Treasurer

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EXHIBIT A
PREMISES

A-1